CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" and to the use of our report dated August 9, 2004 with respect to E.I.I. Realty Securities Fund, which is incorporated by reference in this Registration Statement on Form N-1A (Nos. 333-45959 and 811-08649) of E.I.I. Realty Securities Trust.





/s/ERNST & YOUNG LLP

New York, New York
October 27, 2004